EXHIBIT 99.3

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

SHARING ECONOMY INTERNATIONAL INC. AND LIGHT ACROSS INC.

F-1

SHARING ECONOMY INTERNATIONAL INC. AND LIGHT ACROSS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the share exchange transaction between Sharing Economy International Inc. ("SEII") and Light Across Inc. ("Light Across" or "LAI"). The unaudited pro forma condensed combined financial information has been prepared for illustrative and informational purposes only and is not intended to represent or be indicative of what the actual financial position or results of operations of the combined company would have been had the transaction occurred on the dates indicated, nor does it purport to project the future financial position or operating results of the combined company.

Pursuant to the share exchange transaction, SEII is expected to issue 4,886,950,756 shares of common stock to the former shareholders of Light Across. Immediately after giving effect to the share exchange, the combined company is expected to have 6,108,688,445 shares of common stock outstanding, based on the share count assumptions reflected in the accompanying pro forma working draft.

For accounting purposes, Light Across is expected to be treated as the accounting acquirer and SEII is expected to be treated as the legal acquirer and accounting acquiree. The transaction is expected to be accounted for as a reverse recapitalization. Accordingly, the historical financial statements of Light Across are treated as those of the continuing reporting entity, while the equity structure reflects the legal capital structure of SEII.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the transaction as if it had occurred on March 31, 2026. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and for the three months ended March 31, 2026 give effect to the transaction as if it had occurred on January 1, 2025.

The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The adjustments are described in the accompanying notes and include, among other things, the issuance of SEII common shares, reverse recapitalization accounting, estimated transaction costs, elimination of the intercompany SEII note held by Light Across, reclassification of certain former related-party balances, and reclassification of Light Across subscription received in advance to equity.

The unaudited pro forma condensed combined financial information should be read together with the historical financial statements and related notes of SEII and Light Across.

F-2

SHARING ECONOMY INTERNATIONAL INC. AND LIGHT ACROSS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2026

(Unaudited, in U.S. dollars)

	SEII Historical	Light Across Historical	Pro Forma Adjustments	Pro Forma Combined	Ref.
Cash and cash equivalents	111,273	99,372	(30,000)	180,645	C
Marketable securities	-	65,101	-	65,101
Inventories	-	302,423	-	302,423
Prepayments and other current assets	5,351	48,532	-	53,883
Due from related parties	18,046,943	1,623	(18,046,943)	1,623	F
Due from former related parties / other receivables	-	-	18,046,943	18,046,943	F
Convertible note receivable, net	-	407,298	(407,298)	-	E
Property and equipment, net	-	16,236	-	16,236
Intangible assets, net	-	1,772,059	-	1,772,059
Goodwill	-	3,823,840	-	3,823,840
Total assets	18,163,567	6,536,484	(437,298)	24,262,753	C/E
Convertible notes payable	1,430,065	-	(400,000)	1,030,065	E
Accrued expenses and other current liabilities	745,647	571,887	-	1,317,534
Accrued acquisition consideration	-	5,792,000	-	5,792,000
Other loans payable	-	51,538	-	51,538
Accrued interests on promissory notes	661,933	-	(7,298)	654,635	E
Due to related parties	1,363,803	43,274	(1,363,803)	43,274	F
Due to former related parties / other payables	-	-	1,363,803	1,363,803	F
Subscription received in advance	-	461,432	(461,432)	-	G
Bonds payable	-	242,421	-	242,421
Total liabilities	4,201,448	7,162,552	(868,730)	10,495,270	E/G
Preferred stock	3,190	-	-	3,190	B
Common stock	1,221,738	-	4,886,950	6,108,688	A/B
Additional paid-in capital	68,214,622	-	(59,932,949)	8,281,673	B/C/G
Accumulated deficit	(55,632,476)	(617,628)	55,632,476	(617,628)	B
Accumulated other comprehensive income	155,045	(8,440)	(155,045)	(8,440)	B
Total stockholders' equity	13,962,119	(626,068)	431,432	13,767,483	B/C/G
Total liabilities and stockholders' equity	18,163,567	6,536,484	(437,298)	24,262,753

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

F-3

SHARING ECONOMY INTERNATIONAL INC. AND LIGHT ACROSS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(Unaudited, in U.S. dollars, except share and per share data)

	SEII Historical	Light Across Historical	Pro Forma Adjustments	Pro Forma Combined	Ref.
Revenue	-	-	-	-
Cost of revenue	-	-	-	-
Gross profit	-	-	-	-
Selling, general and administrative expenses	(24,383)	(302,990)	-	(327,373)
Loss from operations	(24,383)	(302,990)	-	(327,373)
Other income (expense), net	(5)	(17,700)	-	(17,705)	E
Loss before income taxes	(24,388)	(320,690)	-	(345,078)
Income tax provision	-	-	-	-
Net loss	(24,388)	(320,690)	-	(345,078)	C

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

F-4

SHARING ECONOMY INTERNATIONAL INC. AND LIGHT ACROSS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(Unaudited, in U.S. dollars, except share and per share data)

	SEII Historical	Light Across Historical	Pro Forma Adjustments	Pro Forma Combined	Ref.
Revenue	-	627,818	-	627,818
Cost of revenue	-	(545,104)	-	(545,104)
Gross profit	-	82,714	-	82,714
Selling, general and administrative expenses	(89,955)	(268,377)	-	(358,332)
Loss from operations	(89,955)	(185,663)	-	(275,618)
Other income (expense), net	(7,375)	10,869	-	3,494	E
Loss before income taxes	(97,330)	(174,794)	-	(272,124)
Income tax provision	-	-	-	-
Net loss	(97,330)	(174,794)	-	(272,124)	C

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

F-5

SHARING ECONOMY INTERNATIONAL INC. AND LIGHT ACROSS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Transaction

SEII is expected to issue 4,886,950,756 shares of common stock to the former shareholders of Light Across in exchange for 100% of the issued and outstanding equity interests of Light Across. As a result of the transaction, Light Across will become a wholly owned subsidiary of SEII. The pro forma common stock outstanding after giving effect to the transaction is 6,108,688,445 shares.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and is presented for informational purposes only. The unaudited pro forma condensed combined balance sheet combines the historical balance sheet information of SEII and Light Across as of March 31, 2026. The unaudited pro forma condensed combined statements of operations combine the historical results of SEII and Light Across for the year ended December 31, 2025 and the three months ended March 31, 2026.

3. Accounting Treatment

The transaction is expected to be accounted for as a reverse recapitalization. Under this method of accounting, Light Across is treated as the accounting acquirer and SEII is treated as the legal acquirer and accounting acquiree. The transaction is accounted for as the equivalent of Light Across issuing equity for the net assets of SEII, accompanied by a recapitalization. No goodwill or other intangible assets are expected to be recognized as a result of the reverse recapitalization.

4. Pro Forma Adjustments

Ref.	Description
A	Reflects the issuance of 4,886,950,756 shares of SEII common stock to the former shareholders of Light Across pursuant to the share exchange transaction.

B

Reflects reverse recapitalization accounting. Historical SEII equity is recapitalized and the accumulated deficit and accumulated other comprehensive income of the pro forma combined company reflect those of Light Across as the accounting acquirer. Additional paid-in capital is calculated as a balancing amount.

C

Reflects estimated RTO transaction costs of $30,000, consisting of legal fees of $25,000 and audit fees of $5,000, treated as a reduction of cash and additional paid-in capital. These costs are not reflected in the pro forma statements of operations because they are assumed to be non-recurring and directly attributable to the reverse recapitalization transaction.

D

Reflects the impact of the share exchange on basic and diluted loss per share. Because the combined company is in a loss position for the periods presented, diluted loss per share equals basic loss per share.

E

Reflects the elimination of Light Across's convertible note receivable from SEII against SEII's corresponding convertible note payable and accrued interest payable. The balance eliminated consisted of $400,000 principal and $7,298 accrued interest.

F

Reflects the reclassification of SEII balances previously presented as due from related parties and due to a related party to former related-party / other receivable-payable captions because management expects those counterparties will not be related parties of the combined company following the share exchange. The reclassification does not represent settlement, forgiveness, waiver or write-off of such balances.

G	Reflects the reclassification of Light Across subscription received in advance of $461,432 to equity. The related Light Across shares were issued in April 2026.

5. Pro Forma Loss Per Share

	Year Ended December 31, 2025	Three Months Ended March 31, 2026
Pro forma net loss	(345,078)	(272,124)
Pro forma weighted average common shares - basic and diluted	6,108,688,445	6,108,688,445
Pro forma basic and diluted loss per share	(0.0001)	(0.0000)

6. Former Related-Party Balances

Certain balances previously presented by SEII as due from related parties and due to a related party have been reclassified in the unaudited pro forma condensed combined balance sheet to due from former related parties / other receivables and due to former related parties / other payables, respectively. Management expects that the counterparties to these balances will not be related parties of the combined company following the share exchange. The reclassification does not reflect a settlement, waiver, forgiveness or write-off of such balances and has no impact on pro forma total assets, total liabilities, stockholders' equity or results of operations.

F-6